UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2005

AMERICAN EXPRESS COMPANY

(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)

1-7657	13-4922250
(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street, World Financial Center,
New York, New York	10285
(Address of Principal Executive Offices)	(Zip Code)

(212) 640-2000
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]    Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On June 6, 2005, Ameriprise Financial, Inc. (“Ameriprise”), the new name to be adopted by the holding company of the American Express Financial Advisors unit (“AEFA”) of American Express Company (“American Express”), filed a Form 10 registration statement with the U.S. Securities and Exchange Commission in connection with the previously announced plans of American Express to pursue a spin-off of the unit to its shareholders.  The Form 10 registration statement contains details of the spin-off and important financial and other information about Ameriprise, including risk factors related to Ameriprise, its common stock and the spin-off. The spin-off, which is intended to be tax-free to American Express and its stockholders for U.S. federal income tax purposes, is subject to a number of conditions, including among other things, the receipt of a favorable ruling from the U.S. Internal Revenue Service and/or a favorable opinion of counsel confirming the tax-free status of the spin-off, the receipt of any required regulatory approvals, effectiveness of the registration statement and final approval of the spin-off by the board of directors of American Express.

American Express currently estimates that total non-recurring separation related costs through 2008 will total approximately $945 million (pretax) including the approximately $22 million of pretax spin-off costs incurred during the three months ended March 31, 2005.  The majority of first quarter separation related costs were incurred in connection with a one-time equity-linked retention program for Ameriprise financial advisors.  Of the total estimated costs of the spin-off, approximately $875 million will be borne by Ameriprise (approximately two-thirds of these costs are estimated to be incurred by December 31, 2006), supported by the $1 billion capital contribution to be made by American Express in connection with the spin-off.  American Express expects to incur a total of $70 million of separation costs including $50 million of such costs in 2005.   American Express will continue to disclose these costs as incurred in its quarterly earnings releases and in its 10-Q and 10-K reports in its AEFA and Corporate segments.  Subsequent to the spin-off, the costs incurred by American Express during 2005 prior to the spin-off and additional costs incurred by American Express after the spin-off will be reported in American Express’ income statements within a “discontinued operations” line that will reflect AEFA’s operating results in addition to the separation related costs.

This 8-K contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These forward-looking statements are subject to risks and uncertainties relating to the proposed spin-off of Ameriprise by American Express, including the impact of the proposed spin-off on the results of operations of both American Express and Ameriprise; the financial accounting consequences of the proposed transaction; the impact of the spin-off on American Express’s stock price; the tax consequences of the transaction to American Express and its shareholders; the ability of American Express and Ameriprise to effectively manage the separation and transition costs from the spin-off, the amount and timing of which are subject to materially change due to the transaction’s scope and complexity; changes in the business climate and/or market conditions and other factors. These forward-looking statements involve other inherent risks and uncertainties, and other important factors could cause actual results to differ materially from those anticipated, including those contained in American Express’s Form 10-K for the year ended December 31, 2004, Form 10-Q for the three months ended March 31, 2005 and American Express’s other reports and filings on file with the U.S. Securities and Exchange Commission and in Ameriprise’s Form 10 registration statement. Forward-looking statements speak only as of the date they are made, and neither American Express nor Ameriprise undertakes any obligation to update them in light of new information or future events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS COMPANY
(REGISTRANT)

	By:	/s/ Stephen P. Norman
Name: Stephen P. Norman
Title: Secretary

DATE: June 6, 2005